UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2014

NATURAL RESOURCE PARTNERS L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson, Suite 3600

Houston, Texas 77002

(Address of principal executive office) (Zip Code)

(713) 751-7507

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information under Item 2.03. “Creation of a Direct Financial Obligation” is incorporated into this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

NRP Oil and Gas LLC, a wholly owned subsidiary of Natural Resource Partners L.P. (“NRP Oil and Gas”) has completed the previously announced acquisition of additional non-operated working interests in oil and gas assets in the Sanish Field in the Williston Basin from an affiliate of Kaiser-Francis Oil Company (the “Acquisition”).

Pursuant to an Interest Purchase Agreement (the “Purchase Agreement”) by and among NRP Oil and Gas, Kaiser-Whiting, LLC (“Kaiser LLC”) and the owners thereof named in the Purchase Agreement dated as of October 5, 2014, NRP Oil and Gas purchased a 40% member interest in Kaiser LLC for a purchase price of $339 million, subject to customary post-closing purchase price adjustments, on November 12, 2014. Effective November 13, 2014, NRP Oil and Gas withdrew as a member of Kaiser LLC, and an undivided 40% interest in Kaiser LLC’s assets was distributed out of Kaiser LLC and assigned directly to NRP Oil and Gas.

The Acquisition was funded using a combination of the net proceeds of Natural Resource Partners L.P.’s October 2014 public offering of common units and private offering of its 9.125% Senior Notes due 2018 and borrowings under the NRP Oil and Gas revolving credit facility, which was amended in connection with the closing of the Acquisition.

A copy of the Purchase Agreement is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K. The description of the Purchase Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 2.03.	Creation of a Direct Financial Obligation.

Amendment to NRP Oil and Gas Revolving Credit Facility

On November 12, 2014, in connection with the closing of the Acquisition, NRP Oil and Gas entered an amendment (the “Second Amendment”) to its 5-year, $100 million senior secured revolving credit facility with Wells Fargo Bank, N.A. as administrative agent (as amended, the “Credit Facility”).

Pursuant to the Second Amendment, (i) the Credit Facility size was increased to $500.0 million, with an initial borrowing base of $137.0 million; (ii) the maturity date was extended to November 12, 2019; and (iii) the Credit Facility was syndicated to add Compass Bank, Comerica Bank, Amegy Bank, National Association, Branch Banking and Trust Company, and The Huntington National Bank as additional lenders thereunder. In addition, pursuant to the Second Amendment, indebtedness under the credit facility bears interest, at the option of NRP Oil and Gas, at either:

•	the higher of (i) the prime rate as announced by the agent bank; (ii) the federal funds rate plus 0.50%; or (iii) LIBOR plus 1%, in each case plus an applicable margin ranging from 0.50% to 1.50%; or

•	a rate equal to LIBOR, plus an applicable margin ranging from 1.50% to 2.50%.

The Credit Facility is secured by a first priority lien and security interest in substantially all of the assets of NRP Oil and Gas, including the assets acquired in the Acquisition. As of November 13, 2014, NRP Oil and Gas had $117.0 million outstanding under the Credit Facility.

Wells Fargo Bank N.A., Compass Bank, Comerica Bank, Amegy Bank, National Association, Branch Banking and Trust Company, and The Huntington National Bank and their affiliates have performed investment banking, financial advisory and other commercial services for Natural Resource Partners L.P. and its subsidiaries in the ordinary course of business from time to time, including acting as lenders under NRP (Operating) LLC’s revolving credit facility and term loan, for which they have received customary fees and expenses.

A copy of the Second Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Second Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 9.01.	Financial Statements and Exhibits.

(a)-(b) Financial Statements of Businesses Acquired; Pro Forma Financial Information.

Pursuant to Item 9.01(a)(4) and Item 9.01(b)(2) of Form 8-K, Natural Resource Partners L.P. will amend this filing no later than January 28, 2015 to file the financial statements required by Rule 3-05(b) of Regulation S-X and Article 11 of Regulation S-X.

(d) Exhibits.

2.1	Interest Purchase Agreement, by and among NRP Oil and Gas LLC, Kaiser-Whiting, LLC and the Owners of Kaiser-Whiting, LLC dated as of October 5, 2014 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on October 6, 2014).

10.1	Second Amendment to Credit Agreement entered into effective as of November 12, 2014 among NRP Oil and Gas LLC, each of the Lenders that is a signatory thereto, and Wells Fargo Bank, N.A., as administrative agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.

	By:	NRP (GP) LP, Its General Partner

	By:	GP NATURAL RESOURCE PARTNERS, LLC Its General Partner

Dated: November 14, 2014	By:	Kathryn S. Wilson
Name: Kathryn S. Wilson
Title: Vice President and General Counsel

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